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Exhibit 32.2

Certification of the Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of Bonanza Creek Energy, Inc. (the "Company") on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William J. Cassidy, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2014

/s/ WILLIAM J. CASSIDY William J. Cassidy Executive Vice President and Chief Financial Officer

A signed original of this written statement required by section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within this electronic version of this written statement required by section 906, has been provided to Bonanza Creek Energy, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 32.2
Certification of the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002